INTEGRATED HEALTH TECHNOLOGIES, INC. ANNOUNCES ACQUISTION OF BIOTECH
        COMPANY THAT DEVELOPS NOVEL PLANT-BASED NUTRACEUTICALS AND DRUGS

   Feasibility Project to Develop a Potent Anti-Cancer Nutritional Supplement
                  Using Genetically Modified Plants Completed

HILLSIDE, N.J., March 5 /PRNewswire/--Integrated Health Technologies, Inc. (Nasdaq: IHTC-news) today announced the acquisition of NuCycle Therapy, Inc. of Monmouth Junction, N.J. This purchase accelerates Integrated Health Technologies' new product development efforts in the nutraceutical and drug development area. NuCycle Therapy is a biotechnology company utilizing proprietary processes to develop unique nutritional supplements, nutraceuticals and drugs in plants.

Sy Flug, President of Integrated Health Technologies, stated, "Our goal is to become a world leader in new product development for nutritional supplements, nutraceuticals and drugs. The announced acquistion significantly strengthens the technical capabilities of IHTC and accelerates new product development with the addition of NuCycle's existing product line of plant-based mineral supplements and a full R&D pipeline of new products in development."

NuCycle Therapy has demonstrated the high quality of its existing nutritional supplements through animal and laboratory testing. The Company is also collaborating on clinical trials involving control of blood glucose levels using its plant based chromium supplements.

The combined entity will continue to focus on developing new products important to diet, health and the quality of life. NuCycle brings an extensive portfolio of intellectual property including issued and pending patents and know-how involving novel nutritional supplements and nutraceuticals. Company scientists are using entirely new methods for discovering and manufacturing valuable products from both natural and genetically modified plants.

Burt D. Ensley, Ph.D. NuCycle's President and CEO, will direct the expanded R&D efforts of the combined entity. One of the original scientists at Amgen, Inc., a top global biotechnology company, Dr. Ensley is a leading expert in the field of biotechnology and nutritional supplements. He has a Ph.D. in Microbial Physiology and is a Fellow of the American Academy of Microbiology. Dr. Ensley's research has resulted in the development of a number of unique products, including highly bio-available and safe phytomineral supplements from natural and genetically modified plants. NuCycle has recently completed a feasibility demonstration project funded by the National Cancer Institute to produce a potent anti-cancer nutritional supplement using genetically modified plants (GMO's). In collaboration with researchers from Northern Arizona University and Rutgers, The State University of New Jersey, as well as the USDA laboratory at Cornell, the Company is seeking National Cancer Institute funding to further develop this sophisticated technology for the discovery and production of novel nutraceuticals and drugs.

Integrated Health Technologies, Inc. is a unique grouping of companies presently serving the diversified needs of the nutraceutical and drug industries:
Manhattan Drug Company, Inc. provides contract manufacturing, IHT Health Products, Inc. provides raw material sourcing and Integrated Health Ideas, Inc. provides new product development and technical services. NuCycle Therapy, Inc., utilizing proprietary processes, develops unique nutritional supplements, nutraceuticals and drugs in plants.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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Wolfe  Axelrod  Weinberger   Associates  LLC  acts  as  the  company's  investor
relation's agency and it and/or its employees may have a position in and/or own warrants or options in the aforementioned company. All information mentioned herein has been obtained from sources, which are believed to be reliable, but in no way guaranteed as to their accuracy or completeness.